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                                  Exhibit 10.28
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                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT ( the "Amendment"), dated as of the 1st day of June, 1995, between SLM International, Inc., a Delaware corporation (the "Company"), and John A. Sarto ("Employee").

         WHEREAS, the parties hereto are party to that certain Executive Employment Agreement dated as of October 12, 1994 (the "Employment Agreement"), and that certain Letter Agreement, dated February 27, 1995, from the Company to Employee (the "Letter Agreement");

         WHEREAS, Section 11.04 of the Employment Agreement provides that the Employment Agreement can only be modified by written agreement signed by the parties; and

         WHEREAS, the parties desire to modify the terms of their relationship and amend the Employment Agreement in order to reflect such modifications.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement.

         2. Term.

         (a) Schedule A of the Employment Agreement is hereby amended so that the Initial Term shall be, and is, October 13, 1994 through December 31, 1997.

         (b) Subsection 2.03 of the Employment Agreement is hereby amended by replacing "October 1, 1996" with "October 1, 1997" in each of the third and thirteenth lines of that Subsection. Subsection 2.03 of the Employment Agreement is further amended so that the Renewal Term shall be, and is, from January 1, 1998 through December 31, 2000.

         (c) Subsection 2.03 of the Employment Agreement is hereby further amended to add the following new paragraph at the end of the subsection:

         This Agreement is subject to an unlimited number of additional renewal terms ("Additional Renewal Terms") following the Renewal Term so as to make the term of
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         immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the surviving corporation, or the sale or lease of all or substantially all of the assets of the Company.

                  6. Compensation. Paragraph A of Schedule C of the Employment Agreement is hereby replaced with the following:

         A.                   PERIOD                        ANNUAL BASE SALARY
                  June 1, 1995 - June 30, 1996                    $250,000
                  July 1, 1996 - December 31, 1997                $275,000

         7. Continuing Effect. All provisions of the Employment Agreement not otherwise amended by this Amendment shall continue in full force and effect.

         8. Miscellaneous.

         (a) No changes, modifications or amendments shall be made to this Amendment, except in writing and signed by the parties hereto.

         (b) This Amendment shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

         (c) This Amendment shall be governed by the laws of the State of New York.

         (d) This Amendment may be signed in counterparts, each of which shall be deemed an original and, when taken together, shall be deemed but one instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first hereinabove written.

SLM INTERNATIONAL, INC.

By:                                                /s/ John A. Sarto
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Name:                                                  John A. Sarto
Title: Chairman of the Board